Exhibit 99.2

1 ™ Trademark of Trinseo S.A. or its affiliates ™ Trademark of Trinseo S.A. or its affiliates November 4, 2019 Third Quarter 2019 Financial Results

2 Disclosure Rules Cautionary Note on Forward-Looking Statements. This presentation contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —“Risk Factors” and elsewhere in our other reports filed with the U.S. Securities and Exchange Commission. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section of this presentation. Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Director of Investor Relations Introductions & Disclosure Rules

Highlights

TRINSEO.

Q3 2019 Results	• Lower sequential profitability due to decreasing styrene margin • Strong performance in Polystyrene via Business Excellence initiatives • Year-over-year improvement to Asia compounding and Latex Binders adhesives & construction applications
Q3 Cash Generation	• Cash from operations of $41 million and Free Cash Flow* of $17 million • Q3 YTD cash from operations of $275 million and Free Cash Flow* of $204 million • Repurchased ~1.1 million shares for $40 million in Q3
2019 Outlook	• 2019 Net income of $105 million to $112 million and Adjusted EBITDA* of $365 million to $375 million • Assumes minimal impact from net timing for the full year; Q3 YTD favorable net timing of $6 million offset in Q4 • Similar economic environment expected in Q4
Key Initiatives	• Developing Business Excellence initiatives which are expected to result in $20 million to $30 million of annual cost savings • Reorganized global functional structure which is expected to result in greater efficiency and enable business process enhancements once systems independent from Dow in Q1 2020

*See Appendix for a reconciliation of non-GAAP measures.

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4 • Decline in earnings due mainly to: •Lower styrene margins impacting Feedstocks and Americas Styrenics • Contraction in polycarbonate industry margins • Business Excellence initiatives in Polystyrene resulting in higher earnings to partially offset weakness in other segments Trinseo Q3 2019 Financial Results $0.56 $0.67 $1.72 $1.83 Diluted EPS Adj EPS* EPS ($) Q3'19 Q3'18 $922 $22 $1,200 $75 Net Sales Net Income Net Sales & Net Income ($MM) Q3'19 Q3'18 $88 $143 Q3'19 Q3'18 Adjusted EBITDA* ($MM) * See Appendix for a reconciliation of non-GAAP measures. Net Sales Vol Price FX Total (5%) (16%) (2%) (23%)

5 • Lower pricing from both pass through of lower raw materials and a competitive market landscape • Higher sales volume in adhesives & construction and carpet markets • YTD sales volume to the adhesives & construction market up 14%; significantly higher margin than segment average Latex Binders $230 $278 Q3'19 Q3'18 Net Sales ($MM) $21 $25 Q3'19 Q3'18 Adjusted EBITDA ($MM) 133 129 Q3'19 Q3'18 Volume (kt) Vol Price FX Total 4% (20%) (1%) (17%)

6 • Higher SSBR sales volume more than offset by lower ESBR • Decrease in price from the pass through of lower raw material costs; margin slightly up in SSBR excluding net timing impacts •Current year Adjusted EBITDA reflects a $5 million headwind from net timing and inventory draw Synthetic Rubber $104 $138 Q3'19 Q3'18 Net Sales ($MM) $7 $15 Q3'19 Q3'18 Adjusted EBITDA ($MM) 57 64 Q3'19 Q3'18 Volume (kt) Vol Price FX Total (8%) (13%) (3%) (24%)

7 • Lower net sales from raw material pass through as well as continued weakness in polycarbonate from low demand and new capacity • Stronger results to consumer electronics applications from higher volume and margin • Fixed costs unfavorable including impacts from lower fixed cost absorption Performance Plastics $325 $401 Q3'19 Q3'18 Net Sales ($MM) $36 $44 Q3'19 Q3'18 Adjusted EBITDA ($MM) 150 165 Q3'19 Q3'18 Volume (kt) Vol Price FX Total (4%) (13%) (2%) (19%)

8 • Increase in profitability largely the result of Business Excellence initiatives including pricing actions • Strong demand for high impact polystyrene in Asia appliance market Polystyrene $198 $252 Q3'19 Q3'18 Net Sales ($MM) $16 $5 Q3'19 Q3'18 Adjusted EBITDA ($MM) 151 154 Q3'19 Q3'18 Volume (kt) Vol Price FX Total (2%) (18%) (2%) (22%)

9 • Decrease in Adjusted EBITDA due to significantly lower styrene margins from weaker economic conditions Feedstocks & Americas Styrenics $0 $40 Q3'19 Q3'18 Adjusted EBITDA ($MM) FEEDSTOCKS • Lower styrene margins partially offset by higher margins in polystyrene • Dividends of $25 million AMERICAS STYRENICS $26 $35 Q3'19 Q3'18 Adjusted EBITDA ($MM)

10 2019 Outlook Q4 2019 • Expect similar economic operating environment from Q3 to Q4 • Anticipated negative timing impact in the quarter of ~$5 million • Similar sequential performance excluding net timing impacts Full Year 2019 • Net Income of $105 million to $112 million and Adjusted EBITDA* of $365 million to $375 million – assumes minimal impacts from net timing • Cash from operations of ~$320 million and Free Cash Flow* of ~$200 million – assumes minimal sources / uses in working capital in the fourth quarter *See Appendix for a reconciliation of non-GAAP measures.

11 11 Appendix

12 US GAAP to Non-GAAP Reconciliation NOTE: For definitions of non-GAAP measures refer to the accompanying Exhibit 99.1 – Press Release, November 4, 2019. Totals may not sum due to rounding. Profitability Outlook Cash Outlook Year Ended Fourth Quarter Ended (In $millions, unless noted) Dec 31, 2019 Dec 31, 2019 Adjusted EBITDA 365 - 375 72 - 82 Interest expense, net (40) (10) Provision for income taxes (44) - (47) (9) - (12) Depreciation and amortization (136) (34) Reconciling items to Adjusted EBITDA (40) 0 Net Income 105 - 112 19 - 26 Reconciling items to Net Income 27 0 Adjusted Net Income 132 - 139 19 - 26 Weighted avg shares - diluted (MM) 41.0 40.4 EPS - diluted ($) 2.56 - 2.73 0.47 - 0.64 Adjusted EPS ($) 3.23 - 3.40 0.47 - 0.64 Year Ended (In $millions) Dec 31, 2019 Cash provided by operating activities ~320 Capital expenditures ~(120) Free Cash Flow ~200

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	2016	2017	2018
Net Income	**117.3**	**60.2**	**33.2**	**117.7**	**120.3**	**98.3**	**74.7**	**(0.9)**	**35.8**	**28.0**	**22.5**	**318.3**	**328.3**	**292.5**
Interest expense, net	18.2	18.7	18.4	14.8	14.9	10.8	10.1	10.6	10.2	9.9	9.2	75.0	70.1	46.4
Provision for income taxes	29.3	18.8	8.3	26.4	24.9	20.4	19.2	7.3	10.8	15.7	9.3	87.0	82.8	71.8
Depreciation and amortization	24.7	26.3	29.2	30.3	31.9	32.3	31.8	34.2	33.9	34.7	33.0	96.4	110.6	130.2
EBITDA	189.5	124.0	89.1	189.2	192.0	161.8	135.8	51.2	90.7	88.3	74.0	576.7	591.8	540.9
Loss on extinguishment of long-term debt	-	-	65.3	-	-	0.2	-	-	-	-	-	-	65.3	0.2
Other items	-	-	1.6	(21.6)	2.7	6.8	6.1	7.4	11.1	14.1	13.3	(4.4)	(19.9)	22.8
Restructuring and other charges	2.1	1.1	1.5	1.2	0.5	1.2	0.9	5.6	0.4	(0.3)	0.2	23.5	6.0	8.2
Net (gains) / losses on dispositions of businesses and assets	(9.9)	-	0.2	-	(0.5)	-	-	(0.5)	(0.2)	-	-	15.1	(9.7)	(1.0)
Acquisition transaction and integration costs	-	1.1	3.8	(0.1)	0.3	0.2	0.1	-	-	0.7	0.6	-	4.7	0.6
Asset impairment charges or write-offs	-	-	4.3	-	-	-	-	1.5	-	-	-	-	4.3	1.5
Adjusted EBITDA	181.7	126.2	165.8	168.7	195.0	170.2	142.9	65.2	102.0	102.8	88.1	610.9	642.5	573.2
Adjusted EBITDA to Adjusted Net Income														
Adjusted EBITDA	181.7	126.2	165.8	168.7	195.0	170.2	142.9	65.2	102.0	102.8	88.1	610.9	642.5	573.2
Interest expense, net	18.2	18.7	18.4	14.8	14.9	10.8	10.1	10.6	10.2	9.9	9.2	75.0	70.1	46.4
Provision for income taxes - Adjusted	29.5	19.2	21.0	28.4	26.0	22.3	21.9	10.8	12.7	19.1	19.7	94.6	98.2	81.0
Depreciation and amortization - Adjusted	24.2	25.8	28.6	30.0	31.7	32.1	31.5	34.0	33.4	33.1	32.0	95.4	108.6	129.1
Adjusted Net Income	109.8	62.5	97.8	95.5	122.4	105.0	79.4	9.8	45.7	40.7	27.2	345.9	365.6	316.7
Wtd Avg Shares - Diluted (000)	*45,313*	*44,995*	*44,782*	*44,734*	*44,430*	*43,810*	*43,347*	*43,269*	*41,762*	*41,104*	*40,410*	*47,478*	*44,973*	*43,666*
Adjusted EPS - Diluted ($)	*2.42*	*1.39*	*2.18*	*2.14*	*2.76*	*2.40*	*1.83*	*0.23*	*1.09*	*0.99*	*0.67*	*7.28*	*8.13*	*7.25*
Adjustments by Statement of Operations Caption														
Loss on extinguishment of long-term debt	-	-	*65.3*	-	-	*0.2*	-	-	-	-	-	-	*65.3*	*0.2*
Cost of sales	-	-	*2.4*	*(18.4)*	-	*1.2*	-	*0.6*	-	-	-	-	*(16.0)*	*1.8*
Selling, general and administrative expenses	*2.1*	*2.2*	*7.6*	*(2.1)*	*3.5*	*6.5*	*7.1*	*13.8*	*11.5*	*14.5*	*14.1*	*25.9*	*9.9*	*30.8*
Other expense (income), net	*(9.9)*	-	*1.4*	-	*(0.5)*	*0.5*	-	*(0.5)*	*(0.2)*	-	-	*8.3*	*(8.5)*	*(0.5)*
Total EBITDA Adjustments	*(7.8)*	*2.2*	*76.7*	*(20.5)*	*3.0*	*8.4*	*7.1*	*14.0*	*11.3*	*14.5*	*14.1*	*34.2*	*50.7*	*32.3*
Free Cash Flow Reconciliation														
Cash provided by (used in) operating activities	(25.7)	62.3	158.3	196.5	40.8	141.6	56.1	128.0	153.2	80.8	40.9	403.7	391.3	366.5
Capital expenditures	(36.0)	(38.2)	(34.6)	(38.5)	(30.6)	(28.9)	(31.5)	(30.5)	(25.0)	(22.6)	(23.6)	(123.9)	(147.4)	(121.4)
Free Cash Flow	(61.7)	24.1	123.7	158.0	10.2	112.7	24.6	97.5	128.2	58.2	17.3	279.8	243.9	245.1

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the Company's Form 8-K filed on November 4, 2019. Totals may not sum due to rounding.

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Selected Segment Information

TRINSEO

(in $millions, unless noted)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19	2016	2017	2018
Latex Binders	136	141	144	140	136	130	135	125	124	131	129	125	126	128	133	561	527	510
Synthetic Rubber	66	67	68	72	81	72	62	65	74	73	64	62	65	58	57	274	280	273
Performance Plastics	152	155	143	137	156	147	153	154	159	160	165	151	164	158	150	587	610	636
Polystyrene	171	160	152	155	141	156	159	155	140	173	154	161	174	149	151	637	612	627
Feedstocks	88	88	94	74	76	108	94	102	65	85	107	80	77	57	77	344	379	336
Trade Volume (kt)	**613**	**611**	**601**	**578**	**591**	**613**	**603**	**601**	**563**	**621**	**619**	**579**	**606**	**551**	**567**	**2,402**	**2,408**	**2,382**
Latex Binders	209	232	243	241	289	292	266	250	255	281	278	255	224	230	230	925	1,097	1,069
Synthetic Rubber	102	111	113	124	163	174	119	127	149	155	138	130	125	112	104	451	583	573
Performance Plastics	304	326	301	287	337	339	362	381	403	413	401	361	369	347	325	1,218	1,419	1,578
Polystyrene	208	221	198	201	228	233	238	241	240	286	252	240	228	207	198	828	941	1,017
Feedstocks	71	79	81	64	87	107	111	103	75	102	131	79	67	55	66	294	408	387
Net Sales	**894**	**970**	**935**	**917**	**1,104**	**1,145**	**1,097**	**1,102**	**1,122**	**1,237**	**1,200**	**1,065**	**1,013**	**952**	**922**	**3,717**	**4,448**	**4,623**
Latex Binders	19	21	30	24	37	36	32	33	27	36	25	22	18	21	21	94	139	110
Synthetic Rubber	23	30	28	29	46	28	(6)	15	26	31	15	5	9	13	7	111	83	77
Performance Plastics	59	66	53	53	52	48	62	68	66	49	44	31	36	34	36	232	231	189
Polystyrene	14	15	11	12	14	7	9	19	10	14	5	6	17	16	16	52	48	34
Feedstocks	21	33	13	14	42	(1)	46	24	42	32	40	(7)	17	(1)	0	80	111	107
Americas Styrenics	33	38	34	31	18	30	44	31	46	33	35	31	32	40	26	136	123	144
Corporate	(25)	(21)	(26)	(22)	(27)	(22)	(22)	(21)	(20)	(25)	(21)	(22)	(26)	(21)	(19)	(95)	(92)	(88)
Adjusted EBITDA*	**143**	**182**	**143**	**142**	**182**	**126**	**166**	**169**	**195**	**170**	**143**	**65**	**102**	**103**	**88**	**611**	**642**	**573**
Adj EBITDA Variance Analysis																		
<u>Net Timing** Impacts - Fav/(Unfav)</u>																		
Latex Binders	(0)	(4)	2	2	(8)	1	(5)	4	(4)	4	(3)	4	(0)	(1)	1	(0)	(8)	1
Synthetic Rubber	(4)	3	1	6	16	(4)	(25)	0	2	7	3	(3)	(5)	1	(2)	6	(13)	9
Performance Plastics	3	(3)	(1)	1	(2)	(3)	1	2	(0)	(3)	(1)	(5)	(1)	0	0	0	(2)	(9)
Polystyrene	(1)	1	1	1	4	(5)	1	3	(2)	1	(2)	(7)	2	(0)	2	2	3	(9)
Feedstocks	(2)	4	1	4	11	(11)	4	7	(3)	0	(2)	(17)	3	1	4	7	11	(21)
Net Timing Impacts - Fav/(Unfav)**	**(4)**	**0**	**5**	**14**	**22**	**(23)**	**(24)**	**15**	**(7)**	**10**	**(4)**	**(28)**	**(1)**	**1**	**6**	**15**	**(9)**	**(30)**

**Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

* See this Appendix for a reconciliation of non-GAAP measures. NOTE: Totals may not sum due to rounding.

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